Exhibit 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement No. 33-36256, 33-38534, 33-42268, 33-45012, 333-80159, 333-12561, 333-62475, and 333-75166 of Pentair, Inc. of our report dated January 30, 2003 (which includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets) appearing in this Annual Report on Form 10-K of Pentair, Inc. for the year ended December 31, 2002.

Minneapolis, Minnesota

March 13, 2003